Exhibit 99.1

COSTA BRAVA PARTNERSHIP III,	*	IN THE
L.P., et al.
	*	CIRCUIT COURT
Plaintiffs,
	*	FOR
v.
	*	BALTIMORE CITY
TELOS CORPORATION, et al.
	*	Part 20
Defendants.
	*	Case No.: 24-C-05-009296

MEMORANDUM AND OPINION

I.	Procedural Background

Following the Court’s Order of January 7, 2008, dismissing with prejudice Counts VI and VII (the derivative claims) of the plaintiffs’ Second Amended Complaint, plaintiffs altered the legal theories supporting their remaining counts and filed on February 13, 2008, a Third Amended Complaint (“TAC”). In addition to the claims contained in the Second Amended Complaint for the appointment of a receiver and dissolution of a corporation (Counts III and IV), the TAC included new counts for breach of contract against Telos (Count VIII), for preliminary and permanent injunction against Telos (Count IX), and for an accounting (Count X). In an effort to preserve their arguments for appeal the claims asserted in Counts I, II, V, VI and VII, all of which had been dismissed by the Court in previous rulings, were pled again in the TAC. The parties, however, by stipulation approved by Order of the Court on March 7, 2008, again dismissed these counts with prejudice, leaving before the Court in the TAC only Counts III, IV, VIII, IX and X. As to those counts, defendant Telos Corporation filed a motion to dismiss or strike the TAC or for summary judgment on February 20, 2008. The motion was fully briefed by both sides and argued before the Court on March 11, 2008. The Court will now address the merits of the defendant’s motion.

II.	Telos’ Motion to Strike Portions of the TAC

The parties having stipulated to the dismissal of Counts I, II, V, VI and VII of the TAC, Telos now asks the Court to strike all the allegations contained in the TAC in support of those claims, as well as ¶ 392, alleging a Securities and Exchange Commission (“SEC”) investigation into Telos’ accounting practices.

While the Court clearly has discretion to strike causes of action in the TAC on which summary judgment has been granted previously, Hudson v. Prime Retail, Inc., No. 24-C-03-5806, 2004 WL 1982383, at *10 (Md. Cir. Ct. Apr. 1, 2004), our procedural rules do not provide support for the concept of striking allegations from a complaint after certain counts have been dismissed with prejudice by stipulation of the parties, as here. Md. Rule 2-322(e) states: “On motion made by a party..., the court may order any insufficient defense or any improper, immaterial, impertinent, or scandalous matter stricken from any pleading[.]” As the Rules Commentary indicates, when a motion is based on an immaterial or impertinent matter, a showing of substantial abuse is necessary to justify striking. A motion to strike for improper or scandalous matters, as here alleged, has a lower threshold showing. Paul V. Niemeyer, et al., Maryland Rules Commentary 208 (3d ed. 2003). In this Court’s judgment, the allegations contained in the TAC which support the stricken counts may also be pertinent, directly or indirectly, to the remaining counts in the TAC and are, therefore, neither improper nor scandalous. As to ¶ 392, Telos maintains that a letter from the SEC dated February 22, 2008, put an end to any inferences of improper accounting that an SEC investigation may have caused.

The parties are in continued disagreement about the scope of the alleged SEC investigation, Telos asserting that it related only to the company’s 10-K filings and plaintiffs asserting that the SEC request for information directed to them was for information relevant to the current litigation between the parties. Whether this paragraph constitutes an allegation supportive of any of the remaining counts of the TAC may be questionable, but the Court does not find that it is within the scope of materials subject to striking under Md. Rule 2-322. Accordingly, defendant’s motion to strike materials from the TAC will be DENIED.

III.	Telos’ Motion to Dismiss Counts III, IV, VIII, IX and X as Derivative Claims

The ultimate relief sought by plaintiffs in this litigation, whether through the vehicle of receivership, dissolution, proof of breach of contract, injunctive reliefe or accounting, is the recovery, preservation and sale of defendant’s assets at sufficient value to redeem plaintiffs’ public preferred shares (the “ERPS”) and to pay them the value of any accrued interest thereon. This poses a serious and, presumably, fatal problem for plaintiffs as they attempt to characterize their remaining claims as direct rather than derivative. Telos correctly asserts that the ERPS holders are not “unique” shareholders because they are in some ways similarly situated to other Telos shareholders and because the ERPS rank in priority junior to Telos’ senior preferred stock, senior subordinated debt, trade creditors and vendors, and the Wells Fargo credit facility, all of which must be satisfied before payment of the ERPS. Plaintiffs must allege an injury “that is separate and distinct from any injury suffered either directly by the corporation or derivatively” by other shareholders. Mona v. Mona Elec. Group, Inc., 176 Md.App. 672, 697 (2005) (citations omitted). “A direct suit requires specific allegations that the complaining shareholder individually suffered damage, unrelated to harm to the corporation.” Strunk v. Advent Int’l

Corp., No. CV-05-457, 2006 WL 978983, at *4 n.3 (Me. Super. Ct. Mar. 27, 2006) (citing Tooley v. Donaldson, Lufkin & Jenrette, Inc., 845 A.2d 1031,1033 (Del. 2004)). Because the injuries alleged and the relief sought here are not unique to them, plaintiffs are unable to assert direct claims against Telos.

Defendant also contends that plaintiffs are judicially estopped from bringing their claims directly. This contention is based upon the statements made by plaintiff Costa Brava in the Virginia litigation against the corporation’s former outside auditors. Costa Brava Partnership, III, L.P. v. Goodman & Company, LLP, Circuit Court of the County of Fairfax, Virginia, At Law Case No.: CL 20057931. Telos asserts that Costa Brava represented to the Virginia court that all the claims in the Maryland action were derivative and that the court relied on that assertion in denying a stay to permit the Maryland litigation to proceed with priority.

Judicial estoppel “prevents ‘a party who successfully pursued a position in a prior legal proceeding from asserting a contrary position in a later proceeding.’” Gordon v. Posner, 142 Md.App. 399, 424 (2002) (quoting Roane v. Washington County Hosp., 137 Md.App. 582, 592 (2001), cert. denied, 364 Md. 463 (2001), cert. denied, 369 Md. 180 (2002). The United States Supreme Court in New Hampshire v. Maine, 532 U.S. 742, 743 (2001), noted that the judicial estoppel doctrine has long been recognized in American courts as “prohibiting parties from deliberately changing positions according to the exigencies of the moment.” In that case Justice Ginsburg identified several factors to be considered when a court addresses the doctrine. In the Fourth Circuit, the “determinative factor” appears to be whether the party who is alleged to be estopped ‘“intentionally misled the court to gain unfair advantage.’” Lowery v. Stovall, et al., 92 F.3d 219, 225 (4th Cir. 1996) (quoting Tenneco Chem., Inc., v. William T. Burnette & Co., Inc., 691 F.2d 658, 665 (4th Cir. 1982)); John S. Clark Co. v. Faggert & Frieden, P.C., 65 F.3d 26, 29 (4th Cir. 1995) (quoting Tenneco Chem., Inc., 691 F.2d at 665).

While there are glaring inconsistencies in the assertions made by Costa Brava in this case and in the Virginia litigation, and while it appears to the Court that Costa Brava has been willing to make self serving representations in disregard of the duty it owes the Court to be candid, the Court is not prepared to say that Costa Brava deliberately attempted to mislead the Virginia court or that Telos was directly prejudiced, given the fact that it was not a party to the Virginia litigation. Plaintiffs may not be judicially estopped from relabeling their claims as direct, but it does appear that, prior to dismissal of the derivative claims, they considered all of their claims in the present action to be in the nature of claims for the benefit of the corporation, not themselves.

On the basis alone, however, of the Court’s determination above that the injuries claimed and relief sought are not unique to plaintiffs here, the Court must find that their claims are derivative and not direct. The remaining counts in the TAC, therefore, will be DISMISSED with prejudice for these reasons and for those stated below.

IV.	Counts III, IV, VIII, IX and X of the TAC Fail to State Claims Upon Which Relief Can Be Granted

Count III seeks the appointment of a receiver pursuant to the Court’s general equitable powers. This claim for relief is not new to the TAC. The allegations contained in the TAC are essentially the same as those contained in plaintiffs’ Amended Complaint and repeated in plaintiffs’ Second Amended Complaint. Although the receivership count in both of the earlier complaints withstood dismissal in the Court’s rulings of March 30, 2006, and June 6, 2007, respectively, plaintiffs’ reliance on those rulings is misplaced. The TAC represents plaintiffs’ third bite at the apple. The Court granted plaintiffs wide latitude in its earlier rulings, denying defendants’ motion to dismiss on March 30, 2006, in order to permit Costa Brava to engage in discovery and to develop an adequate factual basis for its allegations. The Court then conducted a hearing on these claims on October 18,2006, and, on the basis of evidence presented at that hearing, denied Costa Brava’s request for the appointment of a receiver in an Order dated November 29, 2006. This same claim for relief survived the motion to dismiss directed at the Second Amended Complaint, the Court again citing briefly to cases which recited the general standard for review of motions directed at the pleadings. The parties are now, however, well into their third year in this litigation. It is no longer appropriate for the Court to impose a superficial analysis of the pleadings, given that the record is so well developed and that the Court and the parties are all aware of the essential facts underlying plaintiffs’ claim. While the Court’s focus at this point must still remain on the adequacy of the pleadings alone, it is no longer permissible to allow them to pass muster without careful consideration of the factual allegations and whether they may, in fact, provide a basis for the requested relief.

Plaintiffs have the burden to allege facts showing fraud, spoliation, or imminent danger of the loss of property unless a receivership is ordered. Hamzavi v. Bowen, 126 Md.App. 492, 497-98 (1999). In November of 2006, plaintiffs’ request for the appointment of a receiver or a special fiduciary agent was denied for failure to prove specific facts showing illegality, oppression or fraudulent acts that would empower the Court to grant such an extraordinary remedy. Costa Brava Partnership III, L.P., et al. v. Telos Corp., et al., 24-C-05-009296,2006 WL 4476413 (Md. Cir. Ct. Nov. 29, 2006). Plaintiffs have supplemented their factual allegations in the TAC, and the Court is intimately familiar with those allegations and finds them inadequate, as a matter of law, to support a claim for receivership.

At this point in the litigation, Telos, too, has sharpened its focus upon plaintiffs’ factual allegations. Armed with the Court’s November 2006 ruling, they contend that plaintiffs lack a reasonable expectation that the ERPS will be redeemed under the present circumstances and that the non-payment of dividends on the ERPS could amount to fraudulent or oppressive conduct justifying the appointment of a receiver. Plaintiffs’ new theories about contractual breach, constructive dividends or the potential transfer of corporate assets to subsidiaries are insufficient to bolster plaintiffs’ claim for the appointment of a receiver because the essential facts are unchanged. As the Maryland appellate courts have repeatedly stated: “[T]he strictures of common law pleading, whereby the causes of action pled define the action, have been replaced by fact-based pleading so that remedies sought serve to delineate the type of action, whether it be in law or equity.” Ver Brycke v. Ver Brycke, 379 Md. 669, 696-97 (2004) (citing Scott v. Jenkins, 345 Md. 21,27-28 (1997)).1 Despite plaintiffs’ best efforts to re-characterize the factual allegations in order to render them adequate to support a claim for the appointment of a receiver, they have failed to do so. Consequently, it is wholly proper for the Court to grant a motion to dismiss if the TAC does not disclose on its face a legally sufficient cause of action. Heritage Harbor, LLC v. John J. Reynolds, Inc., 143 Md.App. 698, 710 (2002) (citing Rossaki v. NUS Corp., 116 Md.App. 11 (1997)). In the absence of additional significant allegations to support this claim, the Court must grant defendant’s motion to DISMISS with prejudice.

[1]	See also Paul V. Niemeyer, et al, Maryland Rules Commentary 180 (3d ed. 2003).

Count IV seeks dissolution of the corporation pursuant to Md. Code Ann., Corps. & Ass’ns § 3-413(b)(2) and § 3-414. This count must suffer the same fate as that of Count III. While it survived two motions to dismiss when asserted in plaintiffs’ Amended Complaint and Second Amended Complaint, it too must be judged by the sufficiency of the facts pled. More than a year after the hearing on plaintiffs’ request for appointment of a receiver, plaintiffs are still unable to meet their burden of alleging sufficient facts to support their allegations of fraud, oppression and ultra vires acts which might give rise to an appropriate claim for dissolution. Given that these allegations are being repeated, without more,2 at the eleventh hour in the TAC, the Court is compelled to DISMISS plaintiffs’ Count IV with prejudice. See Costa Brava Partnership, III, L.P., et al, v. Telos Corp, et al, 24-C-05-009296, 2006 WL 4476413 (Md. Cir. Ct. Nov. 29, 2006).

Count VIII attempts to set forth a claim for breach of contract against Telos. The claim is predicated upon the registration statement for the ERPS, Telos’ charter and various SEC filings made by the corporation. The claim is based upon Telos’ failure to continue to pay plaintiffs PIK dividends after 1991, its failure to meet its redemption schedule for the ERPS at the share price stated in the charter amendment, plaintiffs’ claim that Telos has made various constructive dividends in violation of the redemption and liquidation priority owed to the ERPS holders and, finally, a claim for anticipatory breach of contract relating to Telos’ issuance of stock options in Xacta.

[2]	Again, plaintiffs have supplemented their factual allegations in the TAC. The Court, however, finds them insufficient, as a matter of law, to support a claim for corporate dissolution.

In summary, plaintiffs contend that the ERPS registration statement permits Telos to pay dividends on the ERPS in cash or in PIK dividends, as long as the option is exercised prior to 1995. Telos paid PIK dividends in 1990 and 1991 but not thereafter. Plaintiffs contend that it is a breach of Telos’ contractual obligations to renege on its intention to continue to pay PIK dividends to 1995 because, once the election was made to do so, Telos is without authority to reverse its decision. But in the judgment of the Court neither the ERPS registration statement nor the company charter and Articles of Amendment and Restatement can be read to give rise to a contractual obligation with Telos to pay plaintiffs accrued PIK dividends at the time of the first scheduled redemption date or anytime thereafter. The law is clear that a corporate board may revoke stock dividends, even if they have already been declared, up until the time they are issued. See 11 William Meade Fletcher, et al, Fletcher Encyclopedia of the Law of Private Corp. § 5323.10 (perm, ed., rev. vol. 2007); 18B Am. Jur 2d Corp. § 1052; see also Stoats v. Biograph Co., 236 F. 454, 459 (2nd Cir. 1916).

Plaintiffs also claim that they own a superior dividend and liquidation preference by virtue of the registration statement and corporate charter which has matured into an equitable lien as a result of Telos’ distribution of corporate earnings or assets to security holders junior to the ERPS. This Court, having already determined that the ERPS are not debt instruments, is unpersuaded by the authorities cited by plaintiffs for the proposition that the actions alleged in the TAC amount to a violation of their contractual preference and impose an equitable lien. Indeed the case relied upon by plaintiffs, Montgomery County v. May Dept. Stores Co., 352 Md. 183 (1998), states that an equitable lien arises from the ‘“specific enforcement of a contract to assign property as security’” for a debt or obligation, and the intention to create a lien must be

‘“apparent from the instrument and circumstances leading to it.’” Id. at 196 (quoting Keyworth v. Israelson, 240 Md. 289, 305 (1965)). The ERPS instrument does not, as a matter of law, establish for plaintiffs an interest in Telos’ corporate assets or earnings as security for a debt. Thus, plaintiffs’ theory that their contractual rights have matured into an equitable lien is unavailing.

Plaintiffs’ third attempt to support its contract claim represents an effort to transport from tax law the concept of “constructive dividends” and to so characterize a series of allegations in the TAC as such, which plaintiffs contend trigger a violation of its contractual redemption and liquidation priority. The problem with the plaintiffs’ argument is that it is unsupported by the law. Other courts have been unwilling to transpose the tax law concept of constructive dividends to the corporate setting and to interfere with a corporate board’s discretion to declare appropriate dividends. See Mann-Paller Foundation, Inc., v. Econometric Research, Inc., 644 F.Supp. 92, 96 (D.D.C. 1986). This Court agrees. The present action is not one to compel directors to declare and pay a dividend in which each shareholder may sue individually for his own account. Rather, it is an effort to recapture improper or excessive compensation to Telos’ officers and primary benefactor or assets transferred to subsidiaries and such a cause of action must be brought derivatively, rather than individually. Id. at 98.

Finally, plaintiffs rest their breach of contract claim on the theory of anticipatory breach in the event that there is a future or contemplated sale of Telos’ subsidiary, Xacta. Because such a transaction may trigger Xacta’s stock options for the benefit of Telos’ officers and primary beneficiary, plaintiffs contend that this is a further illustration of a violation of their contractual priority rights. This novel theory is also unsupported by the law. As the Court has held, ERPS holders do not possess an unconditional right to redemption of their public preferred shares. Those obligations are conditioned upon the legal availability of funds and other obligations which have been detailed repeatedly in these proceedings. Without a clear contractual right, there can be no anticipatory breach and plaintiffs’ theory must fail. Accordingly, the Court will DISMISS the breach of contract count (Count VIII) with prejudice.

Count IX of the TAC requests a preliminary and permanent injunction against Telos to prevent it from engaging in any of the activities that formed the basis for plaintiffs’ claims for breach of its contractual right to dividend and redemption priority. Plaintiffs’ entitlement to relief under this count must necessarily rise or fall on the merits of its claims for breach of contract under Count VIII. Because that count will be dismissed with prejudice for the reasons stated above, Count IX must be DISMISSED with prejudice as well.

Count X of the TAC seeks an accounting of the stated capital attributable to the ERPS from the time of their first offering in 1989 to the present. While making reference to Maryland’s statutes which obligate a Maryland corporation to make annual reports and to keep books and records, the gist of plaintiffs’ contention is that Telos has not properly accounted for its assets in its public filings. This is not a basis upon which to predicate a cause of action for an equitable accounting under Maryland law. Alternatives Unltd., Inc., v. New Bait. City Bd. of School Comm ‘r, et al, 155 Md.App. 415, 507-511 (2004). The Court is inclined to agree with Telos that the plaintiffs are attempting to use the vehicle of an equitable accounting to obtain information otherwise unavailable to them, either as a result of protective orders entered in the present litigation or in the Virginia litigation. Given the extraordinary circumstance that plaintiffs have placed two individuals on the board of Telos Corporation and that they have maintained their own lawsuit to obtain any information to which they are entitled in their capacity as directors, this count must be dismissed because the discovery plaintiffs seek here is otherwise available to them. Becker v. Frederick W. Lipps Co., 131 Md. 301 (1917). But see Silver Hill Sand and Gravel Co. v. Coroza Corp., 184 Md. 226, 228-30 (1944) (plaintiff sufficiently alleged the necessity of court ordered discovery not otherwise available). Moreover, if the allegations contained in Count X were deemed to be accurate, there is no adequate explanation as to why the relief sought would not benefit all classes of Telos’ shareholders, rendering this claim in the nature of a derivative one that cannot be brought directly at this point in the litigation. Accordingly, Count X of the TAC will be DISMISSED with prejudice.

V.	Conclusion

The present litigation has been lengthy and certainly costly to the parties. As a result of the Court’s ruling on the present motion, it will come to an end, at least in this forum. Because the Court has found that the plaintiffs have failed to state causes of action in the TAC for which relief can be granted, there is no need for the Court to address defendant’s request for summary judgment. The Court will this date enter an order in conformity with this Memorandum and Opinion.

/s/ ajm
ALBERT J. MATRICCIANI, JR.
Judge
April 15, 2008

cc: All Counsel (via LexisNexis E-Serve)

COSTA BRAVA PARTNERSHIP III,	*	IN THE
L.P., et al.
	*	CIRCUIT COURT
Plaintiffs
	*	FOR
v.
	*	BALTIMORE CITY
TELOS CORPORATION, et al.
	*	Part 20
Defendants
	*	Case No.: 24-C-05 -009296

*

ORDER

The Court having considered defendant Telos Corporation’s motion to dismiss or strike plaintiffs’ third amended complaint or for summary judgment and plaintiffs’ opposition thereto and the Court having reviewed the memoranda of law and submissions of counsel for the respective parties and heard argument on March 11, 2008, it is this 15th day of April 2008, by the Circuit Court for Baltimore City, Part 20, ORDERED, for the reasons more fully set forth in the accompanying Memorandum and Opinion of this date, that the remaining counts (Counts III, IV, VIII, IX and X) of plaintiffs’ third amended complaint are DISMISSED, with prejudice. The motion to strike is DENIED. The motion for summary judgment is DENIED, as moot.

/s/ ajm
ALBERT J. MATRICCIANI, JR.
Judge

cc: All Counsel (via LexisNexis E-Serve)